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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


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
NAME OF SUBSIDIARY                  STATE OF INCORPORATION     DOING BUSINESS AS

Blythe-Province, Inc.               TN                         Same

Brim Equipment Services, Inc.       OR                         Same

Brim Fifth Avenue, Inc.             OR                         Same

Brim Healthcare, Inc.               OR                         Same

Brim Hospitals, Inc.                OR                         General Hospital
                                                               Palo Verde Hospital
                                                               Colorado Plains Medical Center
                                                               Ojai Valley Community Hospital

Brim Outpatient Services, Inc.      OR                         Same

Brim Pavilion, Inc.                 OR                         Same

Brim Services Group, Inc.           OR                         Same

Care Health Company, Inc.           WA                         Same

Community Health Partners, LLC      MO                         Same

Harris Street Surgery
Limited Partnership                 OR                         Same

Mexia Principal Healthcare
Limited Partnership                 TX                         Parkview Regional Hospital

Mexia-Principal, Inc.               TX                         Same

North Coast Ambulatory Surgery
Center, L.P.                        CA                         North Coast SurgiCenter

Northeastern New Mexico
Imaging Partnership                 NM                         Same

Palestine-Principal G.P., Inc.      TX                         Same

Palestine Principal Healthcare
Limited Partnership                 TX                         Memorial Mother Frances Hospital
                                                               Parkview Home Health

Palestine Principal, Inc.           TN                         Same

PHC-Bell Blade, Inc.                FL                         Same

PHC-Doctors' Hospital, Inc.         LA                         Same

PHC-Elko, Inc.                      NV                         Elko General Hospital Summit Healthcare

PHC-Erin, L.P.                      TN                         Same

PHC-Eunice, Inc.                    LA                         Eunice Community Medical Center

PHC-Knox, Inc.                      NV                         Same

PHC-Lake Havasu, Inc.               AZ                         Havasu Regional Medical Center, Inc.

PHC-Louisiana, Inc.                 LA                         Same

PHC-Minden G.P., Inc.               LA                         Same

PHC-Minden, L.P.                    LA                         Minden Medical Center HHA

PHC-Nevada, Inc.                    NV                         Same

PHC-Opelousas, L.P.                 LA                         Same

PHC-Palestine, Inc.                 NV                         Same

PHC-Tennessee, Inc.                 TN                         Same

PHC-Winder, Inc.                    GA                         Same

PHC-Ennis G.P., Inc.                TX                         Same

PHC-Ennis, L.P.                     TX                         Same

Principal Hospital Company of
Nevada, Inc.                        NV                         Same

Principal Knox, L.L.C.              DE                         Starke Memorial Hospital

Principal Knox, L.P.                DE                         Same

Principal-Needles, Inc.             TN                         Colorado River Medical Center
                                                               Colorado River Medical Center
                                                                 Home Health Agency

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